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EXHIBIT 99.3

CONSENT OF PERSON NAMED AS ABOUT TO BECOME A DIRECTOR

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, the undersigned, have agreed to serve as a member of the board of directors of PremierWest Bancorp upon consummation of the merger with Stockmans Financial Group and grant PremierWest Bancorp consent to use my name in its Registration Statement on Form S-4 (File No. 333-            ), and all amendments, including post-effective amendments, to the Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended).

Dated November    , 2007

/s/ GARY WRIGHT
Gary Wright

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  EXHIBIT 99.3
CONSENT OF PERSON NAMED AS ABOUT TO BECOME A DIRECTOR